Exhibit 99.1

Kimbell Tiger Acquisition Corporation Announces

the Separate Trading of its Class A Common Stock and Warrants,

Commencing March 28, 2022

FORT WORTH, Texas, March 28, 2022 – On March 28, 2022, Kimbell Tiger Acquisition Corporation (“TGR” or the “Company”), a special purpose acquisition company and an indirect subsidiary of Kimbell Royalty Partners LP (“Kimbell”), announced that, commencing March 28, 2022, holders of the units sold in the Company’s initial public offering may elect to separately trade the shares of Class A common stock and redeemable warrants included in the units. The shares of Class A common stock and warrants that are separated will trade on The New York Stock Exchange (the “NYSE”) under the symbols “TGR” and “TGR.WS,” respectively. Those units not separated will continue to trade on the NYSE under the symbol “TGR.U.” Holders of the units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ units into shares of Class A common stock and redeemable warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained for free by visiting Edgar on the U.S. Securities and Exchange Commission’s (“SEC”) website at www.sec.gov or from UBS Investment Bank, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, New York 10019, telephone: (888) 827-7275, or email: ol-prospectusrequest@ubs.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trading of TGR’s securities on the NYSE. These and other forward-looking statements involve risks and uncertainties, including risks relating to general market and economic conditions, the COVID-19 pandemic and other risks and uncertainties described in TGR’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, TGR undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in TGR's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

# # #